Exhibit 10.1

SECURITIES EXCHANGE AGREEMENT

SECURITIES EXCHANGE AGREEMENT (the “Agreement”), dated as of August 27, 2012, by and among GreenHunter Energy, Inc., a Delaware corporation (the “Company”) and West Coast Opportunity Fund, LLC, a Delaware limited liability company (“Exchangor”).

WHEREAS:

A. The Company and Exchangor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B. Exchangor (and other investors) and the Company entered into that certain securities purchase agreement dated March 9, 2007, pursuant to which Exchangor purchased an aggregate of 11,750 shares of the Company’s Series A 8% Convertible Preferred Stock (“Series A Preferred Stock”). Previously, Exchangor converted a certain number of shares of Series A Preferred Stock into the common stock of the Company, par value $0.001 (“Common Stock”), pursuant to the terms and conditions of the Certificate of Designations, as amended, for the Series A Preferred Stock (the “Series A Certificate of Designations”). In addition, certain dividend payments on the Series A Preferred Stock have been converted to “Stated Value” in accordance with the Series A Certificate of Designations. As of the date of this Agreement, the aggregate Stated Value of the Series A Preferred Stock held by Exchangor is $8,559,162.

C. Exchangor and the Company entered into that certain securities purchase agreement dated August 21, 2008, pursuant to which Exchangor purchased an aggregate of 10,575 shares of the Company’s Series B Convertible Preferred Stock (“Series B Preferred Stock”). Previously, Exchangor converted a certain number of shares of Series B Preferred Stock into shares of the common stock of the Company, par value $0.001 (“Common Stock”), pursuant to the terms and conditions of the Certificate of Designations for the Series B Preferred Stock (the “Series B Certificate of Designations”). Exchangor currently has the right to convert any or all of its Series B Preferred Stock into Common Stock of the Company at a conversion price of $7.50 per share in accordance with the Certificate of Designations for the Series B Preferred Stock (the “Series B Certificate of Designations”).

D. The Company has authorized a new series of preferred stock of the Company designated as 10% Series C Cumulative Preferred Stock, the terms of which are set forth in the certificate of designations, as amended and corrected, for such series of preferred stock (the “Series C Certificate of Designations”) attached hereto as Exhibit A (the “Series C Preferred Stock”).

E. Exchangor and the Company wish to enter into a transaction in which Exchangor will (i) exchange all of its shares of Series A Preferred Stock for newly issued shares of Series C Preferred Stock, and (ii) exchange its Series B Preferred Stock for the number of shares of Common Stock it would receive upon the conversion of its Series B Preferred Stock assuming a Conversion Price (as such term is used in the Series B Certificate of Designations) of $4.00 per share.

F. The Series C Preferred Stock and the Common Stock to be received by Exchangor pursuant to this Agreement are hereinafter referred to as the “Securities”.

NOW, THEREFORE, the Company and Exchangor hereby agree as follows:

1. EXCHANGE OF SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK.

(a) Series A Preferred Stock. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, on the Closing Date (as defined below), Exchangor shall exchange all of its Series A Preferred Stock for 345,000 shares of Series C Preferred Stock.

(b) Series B Preferred Stock. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, on the Closing Date (as defined below), Exchangor shall exchange all of its Series B Preferred Stock for 2,450,500 shares of Common Stock, which represents the number of such shares that would have been received by Exchangor if Exchangor had exercised its option to convert all of its Series B Preferred Stock on the Closing Date in accordance with Section 5(a) of the Series B Certificate of Designations at a Conversion Price (as such term is used in the Series B Certificate of Designations) of $4.00 (i.e., $9,802,000 Stated Value of 9,802 shares of Series B Preferred Stock/$4.00 per share = 2,450,500 shares of Common Stock).

(c) Closing. The closing of the exchange of the Series A Preferred Stock and the Series B Preferred Stock by Exchangor (the “Closing”) shall occur at the offices of the Company located at 1048 Texan Trail, Grapevine, Texas 76051. The date on which the Closing is to take place (the “Closing Date”) and time of the Closing shall be 10:00 a.m., Dallas, Texas Time, on the date hereof, subject to the notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such other date, time and place as is mutually agreed to by the Company and Exchangor). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in Dallas, Texas are authorized or required by law to remain closed.

2. REPRESENTATIONS AND WARRANTIES OF EXCHANGOR.

Exchangor represents and warrants that:

(a) Organization; Authority. Exchangor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) No Public Sale or Distribution. Exchangor is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided, however, that by making the representations herein, and subject to the restrictions set forth in Section 4(g) of this Agreement, Exchangor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Exchangor is not a broker-dealer registered, or required to be registered, with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”). Exchangor does not presently have any agreement or understanding, directly or indirectly, with any individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, unincorporated organization or governmental entity or any department, agency or political subdivision thereof (each being a “Person”) to distribute any of the Securities.

(c) Accredited Investor Status. Exchangor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(d) Reliance on Exemptions. Exchangor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Exchangor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Exchangor set forth herein in order to determine the availability of such exemptions and the eligibility of Exchangor to acquire the Securities.

(e) Knowledge and Experience; Information. Each person acting on behalf of Exchangor with respect to the decision to invest in the Securities has such knowledge and experience in financial and business matters such that each is capable of evaluating the merits and risks of the Securities. Exchangor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by Exchangor. Exchangor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by Exchangor or its advisors, if any, or its representatives shall modify, amend or affect Exchangor’s right to rely on the Company’s representations and warranties contained herein. Exchangor understands that its investment in the Securities involves a high degree of risk, and Exchangor is capable of bearing such risk. Exchangor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(f) No Governmental Review. Exchangor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) Transfer or Resale. Exchangor understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or otherwise transferred unless (A) subsequently registered thereunder, (B) Exchangor shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Exchangor provides the

Company with assurance that is satisfactory to the Company that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Subject to the restrictions set forth in Section 4(g), the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and if Exchangor effects a pledge of Securities, Exchangor shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined below), including, without limitation, this Section 2(g).

(h) Legends. Exchangor understands that the certificates or other instruments representing the Securities, until such time as the Securities have been registered under the 1933 Act or are exempt from registration under the 1933 Act, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR 144A UNDER SAID ACT. [NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES].

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A. The Company shall bear all fees and expenses related to the removal of the legend and issuance of any new unlegended Securities.

(i) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Exchangor and shall constitute the legal, valid and binding obligations of Exchangor enforceable against Exchangor in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(j) No Conflicts. The execution, delivery and performance by Exchangor of this Agreement and the consummation by Exchangor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of Exchangor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Exchangor is a party), (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Exchangor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Exchangor to perform its obligations hereunder.

(k) General Solicitation. Exchangor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

(l) Independent Investment Decision. Exchangor has independently evaluated the merits of its decision to purchase the Securities pursuant to this Agreement, and Exchangor confirms that it has not relied on the advice of the Company, the Company’s representatives, or the Company’s accounting, legal or tax advisors in making such decision.

(m) Certain Fees. Exchangor has not entered into an agreement whereby brokerage or finder’s fees or commissions are or will be payable by any party to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

(n) Exchanged Securities. All securities of the Company that Exchangor is to deliver to the Company pursuant to this Agreement are free and clear of all liens, assessments, charges, claims, pledges, security interests and other encumbrances, and Exchangor has good and marketable title to, and is the record and beneficial owner of, such securities. Exchangor is not a party to any voting agreement, voting trust, stock transfer restriction agreement or other similar agreement with respect to such securities.

(o) No Further Obligations. The shares of Series A Preferred Stock and Series B Preferred Stock subject to this Agreement constitute all of the shares of Series A Preferred Stock and Series B Preferred Stock held by Exchangor, and immediately following the Closing the Company will have no obligation to Exchangor arising from Exchangor’s previous ownership of such shares of Series A Preferred Stock and Series B Preferred Stock (including, but not limited to, any obligation to pay dividends or make other payments or distributions with respect thereto), except the obligation to issue the Securities pursuant to this Agreement.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to Exchangor that, except as disclosed in the SEC Documents and except as otherwise set forth on the schedule of exceptions delivered to Exchangor in connection with the execution of this Agreement (the “Schedules”):

(a) Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to enter into this Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to perform its obligations under this Agreement and the Transaction Documents, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the Transaction Documents.

(b) Authorization; Enforcement; Validity. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(c) Issuance of Securities. The issuance of the Securities is duly authorized. Upon issuance of the Securities, the Series C Preferred Stock shall be entitled to the rights and preferences set forth in the Series C Certificate of Designations and Exchangor shall be entitled to all rights accorded to a holder of Common Stock, and the Securities will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof. Assuming the veracity of the representations and warranties of Exchangor set forth in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) will not (i) result in a violation of the Certificate of Incorporation of the Company or Bylaws or the Certificates of Designations of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, except to the extent such conflict, default or termination right would not reasonably be expected to have a Material Adverse Effect (as hereinafter defined), or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations applicable to the

Company or by which any property or asset of the Company is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or current prospects of the Company, or on the transactions contemplated hereby or in the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

(e) Acknowledgment Regarding Exchangor’s Purchase of Securities. The Company acknowledges and agrees that Exchangor is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby and that Exchangor is not an officer or director of the Company. The Company further acknowledges that Exchangor is not acting as a financial advisor or fiduciary of the Company or any of its subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by Exchangor or any of its representatives or agents in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to Exchangor’s purchase of the Securities. The Company further represents to Exchangor that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(f) SEC Documents; Financial Statements. Except as disclosed in the SEC Documents, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to Exchangor or its representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents, (the “Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to Exchangor which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(e) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made.

(g) Certain Fees. The Company has not entered into an agreement whereby brokerage or finder’s fees or commissions are or will be payable by any party to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

4. COVENANTS.

(a) Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Reporting Status. Until the date on which Exchangor shall have sold all of the Securities (the “Reporting Period”), the Company shall timely file prior to the deadline therefor under the 1934 Act all periodic statements that the Company is required to file under the 1934 Act, and shall include therein adequate information with respect to the Company as contemplated by Rule 144(c) under the 1933 Act.

(c) Financial Information. The Company agrees to send the following to Exchangor during the Reporting Period unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system or are otherwise publicly available (i) within three (3) Business Days after the filing thereof with the SEC, a copy of its Annual Reports and Quarterly Reports on Forms 10-K and 10-Q, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

(d) Pledge of Securities. Subject to the restrictions set forth in Section 4(g) of this Agreement, the Company acknowledges and agrees that the Securities may be pledged by Exchangor (or its transferee) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Exchangor (or its transferee) effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by Exchangor (or its transferee).

(e) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York time, on the fourth Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching (unless the Company shall elect to defer the filing of exhibits as permitted by the 1934 Act) the material Transaction Documents (including, without limitation, this Agreement) (including all attachments, the “8-K Filing”). The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide Exchangor (or its transferee) with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of Exchangor (or its transferee), provided that notwithstanding the foregoing, following the 8-K Filing, Exchangor may provide to its members and prospective members a description of the transactions contemplated by this Agreement, which description shall include only the information included in such 8-K filing and any subsequent press releases and filings with the United States Securities and Exchange Commission. Subject to the foregoing, none of the Company, its Subsidiaries or Exchangor (or its transferee) shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of Exchangor (or its transferee), to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) Exchangor (or its transferee) shall be consulted (to the extent reasonably practicable) by the Company in connection with any such press release or other public disclosure prior to its release). Except as set forth above, without the prior written consent of any applicable Exchangor (or its transferee), neither the Company nor any of its Subsidiaries shall disclose the name of Exchangor (or its transferee) in any filing, announcement, release or otherwise.

(f) Legend. Certificates evidencing the Securities shall not contain any legend (including the legend set forth above), (A) while a registration statement covering the resale of such Securities is effective under the 1933 Act (provided, however, that Exchangor’s prospectus delivery requirements under the 1933 Act will remain applicable), or (B) following any sale of such Securities pursuant to Rule 144, or (C) if such Securities are eligible for sale under Rule 144(d), or (D) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the Staff of the SEC). Subject to the foregoing, upon written request of Exchangor to have such legend removed, the Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the effective date of any registration statement (the “Effective Date”) if required by the Company’s transfer agent to effect the removal of the legend hereunder. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 5(f), it will, no later than three (3) Trading Days (as defined in the Certificate of Designations) following the delivery by Exchangor to the Company or the Company’s transfer agent of a certificate representing the Securities issued with a restrictive legend, deliver or cause to be delivered to Exchangor a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge(s) the restrictions on transfer set forth herein.

(g) Restrictions on Resale by Exchangor. During the six month period beginning on and including the Closing Date, Exchangor agrees that it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly (or enter into any transaction which would have the same effect as the foregoing): (i) an aggregate of more than fifty percent (50%) of the shares of the

Company’s Common Stock, acquired by Exchangor pursuant to this Agreement; or (ii) during any calendar week, an aggregate amount of Common Stock that is greater than twenty-five percent (25%) of the average weekly trading volume of the Common Stock on the NYSE MKT for the four-calendar week period ending with the calendar week immediately preceding the calendar week of any sale by Exchangor provided, however, that the foregoing 25% limit shall not apply, and Exchangor may effect without regard thereto, (a) transfers to a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended), (b) transfers as part of a distribution without consideration by Exchangor to its members, or (c) transfers resulting from sales that are part of privately negotiated and executed block trades (provided that the Company has previously consented to such transaction, which consent shall not be unreasonably withheld), which may be made without regard to the foregoing 25% limit, provided each such transferee under clause (a) or clause (b) or clause (c) of this proviso agrees to be bound in writing by the terms of this Section 4(g) prior to such transfer, and, with respect to the transfers described in clauses (a) and (b), such transfer shall not involve a disposition for value. Exchangor agrees not to publicly disclose any intention to make any offer, sale, pledge or disposition, or any intention to enter into any other transaction, that is restricted by this Section 4(g). Exchangor acknowledges that the Company and its transfer agent and registrar are authorized to decline to make any transfer of Common Stock that may constitute a violation of this Agreement.

5. REGISTER.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Securities in which the Company shall record the name and address of the Person in whose name the Securities have been issued (including the name and address of each transferee). The Company shall keep the register open and available at all times during business hours for inspection of Exchangor or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of Exchangor or its respective nominee(s), for the Securities in such amounts as specified from time to time by Exchangor to the Company (the “Irrevocable Transfer Agent Instructions”). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Sections 2(g), 2(h) and 4(g) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, and to the extent provided in this Agreement and the other Transaction Documents. If Exchangor effects a sale, assignment or transfer of Securities in accordance with Sections 2(g), 2(h) and 4(g), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by Exchangor to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves the Securities sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to Exchangor, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Exchangor. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that Exchangor shall be entitled, in addition to all other available remedies, to seek an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

(a) The obligation of the Company hereunder to issue the Securities to Exchangor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing Exchangor with prior written notice thereof:

(i) Exchangor shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Exchangor shall have delivered stock certificates representing all of the shares of Series A Preferred Stock and Series B Preferred Stock held by it as of the Closing Date accompanied by duly executed stock powers assigning such Series A Preferred Stock and Series B Preferred Stock to the Company, and in each case accompanied by a signature guarantee from a participant in the Securities Transfer Agents Medallion Program.

(iii) The representations and warranties of Exchangor that are not qualified as to materiality shall be true and correct in all material respects, and those that are so qualified shall be true and correct in all respects, as of the date hereof and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and Exchangor shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Exchangor at or prior to the Closing Date. At the Closing, the Company shall have received a certificate, executed by a duly authorized representative of Exchangor on behalf of Exchangor, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Company.

(iv) Exchangor shall have delivered to the Company such other documents relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request.

7. CONDITIONS TO EACH EXCHANGOR’S OBLIGATION TO PURCHASE.

(a) The obligation of Exchangor hereunder to exchange the Series A Preferred Stock for Series B Preferred Stock pursuant to the terms hereof at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Exchangor’s sole benefit and may be waived by Exchangor at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered to Exchangor (A) each of the Transaction Documents and (B) stock certificates representing the Securities being acquired by Exchangor at the Closing pursuant to this Agreement.

(ii) The Company shall have delivered to Exchangor a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(a) as adopted by the Company’s board of directors in a form reasonably acceptable to Exchangor, (ii) the Certificate of Incorporation, (iii) the Bylaws, and the Series C Certificate of Designations, each as in effect at the Closing.

(iii) The representations and warranties of the Company that are not qualified as to materiality shall be true and correct in all material respects, and those that are so qualified shall be true and correct in all respects, as of the date hereof and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. At the Closing, Exchangor shall have received a certificate, executed by a duly authorized officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Exchangor.

(iv) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the issuance of the Securities.

(v) The Company shall have delivered to Exchangor such other documents relating to the transactions contemplated by this Agreement as Exchangor or its counsel may reasonably request.

8. TERMINATION.

In the event that the Closing shall not have occurred on or before ten (10) Business Days from the date hereof due to the Company’s or Exchangor’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Texas. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of Dallas, County of Dallas, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts; Electronic Signatures. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or email signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or email signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior and contemporaneous oral or written agreements between Exchangor, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Exchangor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Exchangor. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. The Company has not, directly or indirectly, made any agreements with Exchangor relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Exchangor has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

GreenHunter Energy, Inc.

1048 Texan Trail

Grapevine, Texas 76051

Telephone: (469) 293-4397

Fax: (972) 410-1066

Attention: Morgan F. Johnston

with a copy (which shall not constitute notice) to:

Fulbright & Jaworski L.L.P.

2200 Ross Avenue, Suite 2800

Dallas, Texas 75201

Telephone: (214) 855-8301

Fax: (214) 855-8200

Attention: David E. Morrison

If to Exchangor:

West Coast Opportunity Fund, LLC

1205 Coast Village Road

Montecito, CA 93108

Telephone: (805) 653-5333

Fax: (805) 648-6466

Attention: Atticus Lowe

with a copy (which shall not constitute notice) to:

Reicker, Pfau, Pyle & McRoy LLP

1421 State Street, Suite B

Santa Barbara, California 93101

Telephone: (805) 966-2440

Fax: (805) 966-3320

Attention: Michael E. Pfau, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and Exchangor contained in Sections 2 and 3 shall survive the Closing for a period of eighteen (18) months and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l) Remedies. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the parties recognize that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the aggrieved party. The parties therefore agree that each shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(m) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever Exchangor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then Exchangor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(n) Confidentiality. Exchangor agrees to maintain the confidentiality of any material nonpublic information provided by or on behalf of the Company until the earlier of: (i) the Company has disclosed such information in its filings under the 1933 Act or the 1934 Act; (ii) such information has otherwise become part of the public domain other than as a result of a breach of this Section 9(n) by Exchangor; or (iii) Exchangor is required to disclose such information by applicable law or legislative, judicial or administrative process.

(o) Releases.

(i) By Exchangor. In consideration of the release set forth in Section 7(o)(ii), below, Exchangor hereby releases the Company, its officers, directors, employees and affiliates, including Investment Hunter LLC, and Gary C. Evans in his individual capacity, from any and all claims, obligations and causes of action which may arise out of, or are in any way related to, any investment or transaction between the Exchangor and the Company prior to the date hereof, including but not limited to, any document or agreement executed between the parties or its affiliates in connection therewith.

(ii) By Company. In consideration of the release set forth in Section 7(o)(i), above, the Company, for itself and its employees, officers, directors, stockholders, and other agents, hereby releases Exchangor, its officers, directors, employees, members, managers, and affiliates, including West Coast Asset Management, Inc. and its officers, directors, employees, shareholders, managers, and affiliates, from any and all claims, obligations and causes of action which may arise out of, or are in any way related to, any investment or transaction between the Exchangor and the Company prior to the date hereof, including but not limited to, any document or agreement executed between the parties or its affiliates in connection therewith.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, Exchangor and the Company have caused their respective signature page to this Securities Exchange Agreement to be duly executed as of the date first written above.

COMPANY:

GREENHUNTER ENERGY, INC.

By:	/s/ Gary C. Evans

Name: Gary C. Evans
Title: Chairman and CEO

EXCHANGOR:

WEST COAST OPPORTUNITY FUND, LLC

By:	/s/ Atticus Lowe

Name: Atticus Lowe
Title: Chief Investment Officer

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